FOR IMMEDIATE RELEASE

I.D. Systems Acquires CarrierWeb, Adds Key Technology, Increases

Customer Base, and Enters New Market Segments

Company Positioned as Turnkey Logistics IoT Technology Provider

WOODCLIFF LAKE, N.J. – January 31, 2019 – I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of enterprise asset management and Industrial Internet of Things (IoT) technology, has acquired the U.S.-based assets of telematics provider CarrierWeb, an Atlanta-based provider of real-time in-cab mobile communications technology, electronic logging devices (ELDs), two-way refrigerated command and control, and trailer tracking. CarrierWeb’s U.S.-based assets will be integrated into the I.D. Systems logistics visibility solutions group, called PowerFleet® for Logistics. The acquisition closed on January 30, 2019.

Growth and Expansion

With the acquisition, I.D. Systems adds 9,000 net new subscribers to its platform. The acquisition allows I.D. Systems to offer a full complement of highly-integrated logistics technology solutions to its current customers and prospects, and immediately adds more than 70 customers, including the Customized Distribution Division of foodservice industry leader Performance Food Group (PFG).

“The CarrierWeb assets align with our strategy of expanding and strengthening our position in the fleet management value chain,” said Chris Wolfe, CEO of I.D. Systems. “The acquisition is immediately additive because it allows us to sell complete bumper-to-bumper telematics solutions, with higher monthly revenues, covering in-cab, refrigerated trailers, dry van and containers both to I.D. Systems’ existing customers as well as to potential customers whom we have not been able to address previously. Overall, this transaction allows us to address what the market and our customers have been asking for — a complete, fully-integrated offering.”

An Unmatched Single Source of Fleet Management Tracking Technology

I.D. Systems and CarrierWeb offer complementary services that together allow for an unparalleled single source of fleet management tracking technology. The CarrierWeb solutions will be integrated into I.D. Systems’ recently launched line of logistics telemetry solutions, which include a suite of interoperable sensors, an interactive voice-user interface, and a first-of-its-kind image-based cargo visibility detector. These robust technological platforms enhanced I.D. Systems tracking, monitoring, and reporting capabilities to provide freight transportation providers, shippers and supply chain stakeholders with powerful insights to make smarter and faster decisions.

CarrierWeb’s patented technology is designed to better manage transportation workflow, streamline data operations and management for mobile communications. CarrierWeb’s key products offer a range of innovative solutions for truck, dry trailer, refrigerated trailer, and driver monitoring and management:

●	ReeferMate® is a standalone cost-effective solution that enables users to monitor and remotely manage refrigerated trailers and cargo;

●	CarrierMate™ is an advanced touch screen electronic on-board recorder / electronic logging device (AOBRD/ELD) that also provides a driver-preferred ELD for regulatory compliance.

I.D. Systems is committed to the integration and future development of the CarrierWeb technology platform. The new PowerFleet® for Logistics division is led by Norm Thomas, who joined I.D. Systems in 2018 from PeopleNet, where he led professional services, software engineering and integration technology. Previously, Thomas served as a senior executive at CarrierWeb, as well spent more than 10 years at U.S. Xpress in a range of senior roles, including Chief Technology Officer.

To learn more about I.D. Systems, visit www.id-systems.com/. For more information on the company’s Logistics Visibility Solutions, visit www.logistics-visibility.com/.

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Florida, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets such as industrial vehicles, rental cars, trailers, containers, and cargo. The Company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, visit www.id-systems.com.

About CarrierWeb

CarrierWeb provides, real-time in-cab mobile communications, with an easy-to-use fully compliant ELD solution, driver workflow and activity capture for private and for-hire fleets seeking an ELD solution. The U.S. Headquarters that was acquired is based in Atlanta, Georgia. CarrierWeb focuses on providing mobile communications at an inclusive lower fixed cost combined with innovative solutions, flexible custom reports and exceptional customer service that allow its customers to meet the demands of today’s marketplace. CarrierWeb integrates with major TMS solutions and has a proprietary powerful middleware that facilitates a rapid direct integration with in-house ERP systems. For more information, visit www.carrierweb.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding: prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; emerging new products; and plans, strategies and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2017. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

I.D. Systems Contact

 Ned Mavrommatis, CFO

ned@id-systems.com

(201) 996-9000

Investor Contact

 Liolios for I.D. Systems

Matt Glover

IDSY@liolios.com

(949) 574-3860

Media Contact

Mike Hardman, Hardman Group

mike@hardmangrp.com

330-285-4141